Exhibit 99.1

FOR IMMEDIATE RELEASE

Critical Path Announces Third Quarter 2003 Results

SAN FRANCISCO (November 11, 2003) – Critical Path, Inc. (Nasdaq: CPTH), a global leader in digital communications software and services, today announced financial results for the third quarter ended September 30, 2003.

     Revenues for the third quarter of 2003 were $16.2 million, compared to $18.1 million in the second quarter of 2003. Cash operating expenses, which exclude amortization, depreciation and restructuring charges, improved to $21.8 million, compared with $23.6 million in the second quarter of 2003.

     Based on Generally Accepted Accounting Principles (GAAP) in the United States, net loss attributable to common shares for the third quarter of 2003 was $18.6 million, or $0.92 per share, compared to $11.0 million, or $0.55 per share in the second quarter of 2003.

     Earnings before interest, taxes, depreciation and amortization, adjusted to exclude special charges (Adjusted EBITDA), amounted to a loss of $5.6 million in the third quarter of 2003, compared to an Adjusted EBITDA loss of $5.4 million in the second quarter of 2003.

     “Although we are obviously disappointed with our revenue for the quarter, the results do not reflect a number of significant new customer commitments for our hosted and licensed solutions that we expect will result in revenue in future quarters,” said William McGlashan, Jr., chairman and chief executive officer of Critical Path. “Our latest deals with such customers as T-Mobile, Virgin.net, SK Communications, AFLAC, Z-Tel, Telecom Italia Media, Wind and one of the largest financial services companies in Europe demonstrate our continued traction and market opportunity. In addition, we continued to reduce expenses while also investing significantly in our new hosted business, which we believe will ultimately create substantial value for the Company.”

     As of September 30, 2003, the Company’s cash and cash equivalents totaled $18.2 million as compared with its June 30, 2003 balance of $24.5 million. During the quarter the Company used cash of approximately $3.2 million to fund operating losses, approximately $1.1

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Critical Path Announces Third Quarter Results/2

million in restructuring payments, and approximately $3.1 million in capital expenditures for an aggregate cash usage of $7.4 million. These uses were offset by net cash proceeds from financing activities of approximately $900,000 and approximately $200,000 related to the effects of foreign exchange. In the current quarter it will be essential to the Company’s continued viability for it to complete a financing or other strategic transaction. The Company is currently in negotiations in an attempt to raise additional capital.

Regulation G
The Company uses both GAAP and non-GAAP metrics to measure its financial results. It utilizes two primary non-GAAP metrics: cash operating expenses and Adjusted EBITDA. Management believes that, in addition to GAAP metrics, these non-GAAP metrics assist the Company in measuring its cash based performance. In addition, management believes these non-GAAP metrics are useful to investors because they remove unusual and nonrecurring charges that occur in the affected period and provide a basis for measuring the Company’s financial condition against other quarters. Since the Company has historically reported non-GAAP results to the investment community, management also believes the inclusion of non-GAAP measures provides consistency in its financial reporting. However, non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. The calculations for cash operating expenses and Adjusted EBITDA are in the Alternative Measurement Reconciliation table below.

Conference Call
Critical Path will host a conference call tomorrow, Wednesday, November 12, 2003, to discuss the financial results for the third quarter of 2003. Those who would like to participate in the conference call should dial 877-231-3543 (in USA) or +1 706-634-1329 (international) prior to 7:50 AM EST. The conference call and its replay will also be available via Web cast from the Company’s Web site, www.criticalpath.net. A telephone replay of the conference call will be available for seven days following the call. To access the replay, please dial 800-642-1687 (in USA) or +1 706-645-9291 (international), passcode 3467213. The Web cast and this earnings release will be available on our Web site for twelve months following the conference call.

About Critical Path, Inc.
Critical Path, Inc. (Nasdaq: CPTH) is a global leader in digital communications software and services. The company provides messaging solutions – from wireless, secure and unified messaging to basic email and personal information management – as well as identity management solutions that simplify user profile management and strengthen information security. The

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Critical Path Announces Third Quarter Results/3

standards-based Critical Path Communications Platform, built to perform reliably at the scale of public networks, delivers the industry’s lowest total cost of ownership for messaging solutions and lays a solid foundation for next-generation communications services. Solutions are available on a hosted or licensed basis. Critical Path’s customers include more than 700 enterprises, 200 carriers and service providers, eight national postal authorities and 35 government agencies. Critical Path is headquartered in San Francisco. More information can be found at www.criticalpath.net.

Forward-Looking Statements:

This press release contains forward-looking statements by the Company and its executives regarding the market for products and services like ours, the demand for our products, and the performance of our senior management in achieving our goals. The words and expressions “look forward to,” “will,” “expect,” “plan,” “believe,” “seek,” “strive for,” “anticipate,” hope,” “estimate” and similar expressions are intended to identify the Company’s forward-looking statements. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. These risks include, but are not limited to, our success in raising sufficient capital to continue operations, our evolving business strategy and the emerging and changing nature of the market for our products and services, our ability to deliver on our sales objectives, the ability of our technology and our competitors’ technologies to address customer demands, changes in economic and market conditions, unplanned system interruptions and capacity constraints, software and service design defects. These and other risks and uncertainties are described in more detail in the Company’s filings with the U.S Securities and Exchange Commission (www.sec.gov) made from time to time, including Critical Path’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002,and Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31 and June 30, 2003, as may be amended from time to time, and all subsequent filings with the Securities and Exchange Commission (www.sec.gov). The company makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made.

Note to Editors: Critical Path and the Critical Path logo are the trademarks of Critical Path, Inc. All other trademarks are the property of their holders

[Insert 3 TABLES: Balance Sheets, Statements of Operations, Reconciliations]

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Contact Information

For Reporters and Editors:	For Investors:
Critical Path, Inc.	Critical Path, Inc.
Jim Fulton	Investor Relations
415.541.2524	415.541.2619
jim.fulton@criticalpath.net	ir@criticalpath.net
www.criticalpath.net	www.criticalpath.net

CRITICAL PATH, INC.
Condensed Consolidated Balance Sheets
(In thousands)

	December 31,	September 30,
	2002	2003

		(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$33,498	$18,247
Short-term marketable securities	5,583	—
Accounts receivable, net	22,818	16,382
Other current assets	4,030	5,744

Total current assets	65,929	40,373
Long-term marketable securities	3,990	—
Equity investments	357	—
Property and equipment, net	18,142	16,080
Goodwill	6,613	6,613
Restricted cash	2,729	—
Other assets	6,246	5,450

Total assets	$104,006	$68,516

LIABILITIES, MANDATORILY REDEEMABLE PREFERRED STOCK AND SHAREHOLDERS’ DEFICIT
Current liabilities
Accounts payable	$28,093	$23,955
Accrued liabilities	3,764	3,174
Deferred revenue	10,788	8,147
Line of credit facility	—	4,900
Capital lease and other obligations, current	3,323	2,823

Total current liabilities	45,968	42,999
Convertible subordinated notes payable	38,360	38,360
Capital lease and other obligations, long-term	1,332	433

Total liabilities	85,660	81,792

Mandatorily redeemable preferred stock	26,900	47,909

Shareholders’ deficit	(8,554)	(61,185)

Total liabilities, mandatorily redeemable preferred stock and shareholders’ deficit	$104,006	$68,516

CRITICAL PATH, INC.
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended			Nine Months Ended

	September 30,	June 30,	September 30,	September 30,	September 30,
	2002	2003	2003	2002	2003

Net revenues
Software license	$5,929	$5,592	$4,264	$27,740	$14,903
Hosted messaging	6,461	4,856	4,583	19,007	14,825
Professional services	3,053	3,155	2,574	7,635	8,949
Maintenance and support	3,725	4,533	4,744	10,917	13,658

Total net revenues	19,168	18,136	16,165	65,299	52,335

Cost of net revenues
Software license	563	722	541	1,436	3,060
Hosted messaging	7,448	7,103	6,196	22,835	19,562
Professional services	2,393	2,910	2,734	7,002	9,094
Maintenance and support	2,222	1,387	1,263	6,549	4,579
Amortization of purchased technology	4,631	—	—	13,892	—
Stock-based expense — Hosted messaging	113	—	—	530	8
Stock-based expense — Professional services	50	—	—	196	3
Stock-based expense — Maintenance and support	92	—	—	364	6

Total cost of net revenues	17,512	12,122	10,734	52,804	36,312

Gross profit	1,656	6,014	5,431	12,495	16,023

Operating expenses
Sales and marketing	10,945	7,931	7,150	33,262	24,390
Research and development	5,154	4,813	4,608	15,329	14,044
General and administrative	5,362	3,320	3,228	18,336	9,774
Amortization of intangible assets	6,209	—	—	18,578	—
Stock-based expense — Sales and marketing	452	—	—	3,637	18
Stock-based expense — Research and development	287	—	—	1,062	15
Stock-based expense — General and administrative	212	—	—	3,620	9
Restructuring and other expense	—	892	953	1,539	5,034

Total operating expenses	28,621	16,956	15,939	95,363	53,284

Loss from operations	(26,965)	(10,942)	(10,508)	(82,868)	(37,261)
Non-operating expenses
Interest and other income (expense), net	1,927	3,526	(3,944)	(803)	(6,845)
Interest expense	(740)	(783)	(852)	(2,256)	(2,404)
Gain on investments, net	—	349	—	—	349
Equity in net loss of joint venture	—	—	—	(1,408)	—

Total non-operating expenses	1,187	3,092	(4,796)	(4,467)	(8,900)

Loss before provision for income taxes	(25,778)	(7,850)	(15,304)	(87,335)	(46,161)
Provision for income taxes	(234)	(287)	(273)	(255)	(754)

Net loss	(26,012)	(8,137)	(15,577)	(87,590)	(46,915)
Accretion on mandatorily redeemable preferred stock	(3,600)	(2,839)	(3,025)	(10,067)	(9,529)

Net loss attributable to common shares	$(29,612)	$(10,976)	$(18,602)	$(97,657)	$(56,444)

Net loss per share attributable to common shares — basic and diluted	$(1.51)	$(0.55)	$(0.92)	$(5.04)	$(2.84)

Weighted average common shares outstanding	19,566	19,873	20,126	19,381	19,889

CRITICAL PATH, INC.
Alternative Measurement Reconciliations
(Unaudited)
(In thousands)

	Three Months Ended

	September 30,	June 30,	September 30,
	2002	2003	2003

Adjusted EBITDA (1)
Net loss attributable to common shares	$(29,612)	$(10,976)	$(18,602)
Adjustments
Cost of net revenues
Depreciation	5,729	3,822	3,107
Amortization of purchased technology	4,631	—	—
Stock-based expense — Hosted messaging	113	—	—
Stock-based expense — Professional services	50	—	—
Stock-based expense — Maintenance and support	92	—	—
Operating expenses
Depreciation	992	783	810
Amortization of intangible assets	6,209	—	—
Stock-based expense — Sales and marketing	452	—	—
Stock-based expense — Research and development	287	—	—
Stock-based expense — General and administrative	212	—	—
Restructuring and other expense	—	892	953
Non-operating expenses
Interest and other income and expense, net	(3,520)	360	4,920
Change in fair-value of preferred stock instrument	(3,520)	360	4,920
Other income and expense, net	1,593	(3,886)	(976)
Interest expense	740	783	852
Gain on investments, net	—	(349)	—
Provision for income taxes	234	287	273
Accretion on mandatorily redeemable preferred stock	3,600	2,839	3,025

Total non-cash and non-operating adjustments (2)	21,414	5,531	12,964

Adjusted EBITDA (1)	$(8,198)	$(5,445)	$(5,638)

Cash Operating Costs
Net loss attributable to common shares	$(29,612)	$(10,976)	$(18,602)
Adjustments
Total net revenues	(19,168)	(18,136)	(16,165)
Total non-cash, restructuring and non-operating adjustments (2)	21,414	5,531	12,964

Cash Operating Costs	$(27,366)	$(23,581)	$(21,803)

(1) Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization, adjusted to exclude non-cash stock-based charges, extraordinary restucturing expenses, accretion on redeemable convertible preferred stock and other non-operating expenses.

(2) Total non-cash, restructuring and non-operating adjustments is defined in the Adjusted EBITDA table presented above.